SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                              The Gillette Company
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
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    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
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

               The Gillette Company Notice of 2003 Annual Meeting
                      of Shareholders and Proxy Statement

Notice of 2003 Annual Meeting of Shareholders

Time:          10:00 a.m.

Date:          Thursday, May 15, 2003

Place:         Hotel du Pont
               11th and Market Streets
               Wilmington, Delaware

Webcast: Our Annual Meeting also will be webcast on our web site at www.gillette.com at 10:00 a.m. on May 15, 2003. Information included on our web site, other than our Proxy Statement, is not a part of the proxy soliciting material.

Items of       1. To elect four members of the Board of Directors for three-year
Business:      terms.

               2. To vote on two shareholder proposals, if the proposals are presented at the Meeting.

Record Date:   You can vote if you were a shareholder of record on March 17,
               2003.

Annual Report: Our 2002 Annual Report, which is not a part of the proxy soliciting material, is included with this Proxy Statement.

Proxy Voting:  It is important that your shares be represented and voted at the
               Meeting. You can vote your shares by completing and returning the proxy card sent to you. Most shareholders also can vote their shares on the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on your proxy card. You can revoke a proxy at any time prior to its exercise at the Meeting by following the instructions in the accompanying Proxy Statement.

By order of the Board of Directors
William J. Mostyn III
Deputy General Counsel and Secretary

Boston, Massachusetts
April 4, 2003

2003 Proxy Statement

TABLE OF CONTENTS

                                                                            Page
Proxy Statement                                                                1
  - Annual Meeting Admission                                                   1
  - Webcast of the Annual Meeting                                              1
  - Shareholders Entitled to Vote                                              1
  - Vote by Telephone                                                          1
  - Vote on the Internet                                                       1
  - Vote by Mail                                                               1
  - Revocation of Proxies                                                      1
  - Voting at the Annual Meeting                                               2
  - Consolidation of Your Vote                                                 2
  - Householding Information                                                   2
  - List of Shareholders                                                       2
  - Voting Requirements                                                        2
  - Cost of Proxy Solicitation                                                 3
  - Shareholder Account Maintenance                                            3
  - Section 16(a) Beneficial Ownership Reporting Compliance                    3

Governance of the Company                                                      3
  - Gillette's Commitment to Corporate Governance Best Practices               3
  - Role of the Board of Directors                                             4
  - Board Independence                                                         4
  - Board Diversity                                                            4
  - Board Expertise and Values                                                 4
  - Nonemployee Director Compensation and Stock Ownership                      4
  - Board Evaluation and Education                                             5
  - Board Meetings                                                             5
  - Chairman and CEO Positions                                                 5
  - Committees and Meetings                                                    5
  - Access to Management                                                       7
  - Independent Advisors                                                       8
  - Term Limits and Limits on Board Memberships                                8
  - Corporate Governance Principles, Committee Charters and Codes of Conduct   8
  - Audit Committee Report                                                     8
  - Independent Auditor                                                        9
  - Communications to the Audit Committee                                      9
  - Transactions with Directors and Management                                 9
  - Securities Ownership of Directors and Officers                            10
  - Five-Percent Beneficial Ownership                                         11

Item 1 - Election of Directors                                                11
  - Nominees for Directors For Terms To Expire in 2006                        12
  - Directors Whose Terms Expire in 2004                                      13
  - Directors Whose Terms Expire in 2005                                      14

Item 2 - Shareholder Proposal                                                 15

                                                                            Page
Item 3 - Shareholder Proposal                                                 16
Executive Compensation                                                        18
  - Summary Compensation Table                                                18
  - Total Options Exercised in 2002 and Year-End Values                       19
  - Option Grants in 2002                                                     19
  - Retirement Plan Table                                                     20
  - Employment Contracts, Termination of Employment and
    Change-in-Control Arrangements                                            20

Compensation Committee Report                                                 22
  - Compensation Philosophy                                                   22
  - Performance Against Objectives                                            22
  - Salaries, Incentive Bonuses and Stock Option Awards                       22
  - Report of Compensation Consultant                                         23
  - The Company Achieved Its Objectives in 2002                               23
  - Compensation of the Chief Executive Officer                               24
  - Section 162(m) of the Internal Revenue Code                               24

Gillette Comparative Five-Year Investment Performance                         25

Requirements, Including Deadlines, for Submission
of Proxy Proposals, Nomination of Directors and
Other Business of Shareholders                                                26

Directions to Hotel du Pont                                                   27

Exhibit A - Audit Committee Charter                                          A-1

Exhibit B - Nominating and Corporate Governance                              B-1
            Committee Charter

Proxy Statement

     We are providing these proxy materials in connection with the solicitation by the Board of Directors of The Gillette Company, a Delaware corporation, of proxies to be voted at our 2003 Annual Meeting of Shareholders and at any adjournment or postponement.
     You are invited to attend our Annual Meeting of Shareholders on May 15, 2003, beginning at 10:00 a.m. The Meeting will be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware. See page 27 of this Proxy Statement for directions.
     This Proxy Statement, form of proxy and voting instructions are being mailed starting April 4, 2003.

     ANNUAL MEETING ADMISSION

     Shareholders will be admitted to the Annual Meeting beginning at 9:30 a.m. Only shareholders are invited to attend the Annual Meeting. Proof of ownership of Gillette common stock, as well as a form of personal identification, may be requested in order to be admitted to the Meeting.
     If you are a shareholder of record, your name can be verified against our shareholder list. If your shares are held in the name of a bank, broker or other holder of record, and you plan to attend the Meeting, you must present proof of your ownership of Gillette stock, such as a bank or brokerage account statement, to be admitted to the Meeting.
     No cameras, recording equipment or electronic devices will be permitted in the Meeting and large bags, briefcases or packages may be subject to inspection.

     WEBCAST OF THE ANNUAL MEETING
     Our Annual Meeting also will be webcast on May 15, 2003. You are invited to visit www.gillette.com at 10:00 a.m. on May 15, 2003, to hear the webcast of the Meeting.

     SHAREHOLDERS ENTITLED TO VOTE
     Record holders of Gillette common stock at the close of business on March 17, 2003, are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 1,022,875,105 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.

     VOTE BY TELEPHONE
     You can vote by calling 1-800-690-6903. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

     VOTE ON THE INTERNET
     You also can vote on the Internet. The web site for Internet voting is www.proxyvote.com. As with telephone voting, you can confirm that your instructions have been properly recorded.

     VOTE BY MAIL
     If you choose to vote by mail, simply indicate your response on your proxy card, date and sign it, and return it in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to The Gillette Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

     REVOCATION OF PROXIES
     You can revoke your proxy at any time before it is exercised by:
-  written notice to the Secretary of the Company;
- timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or
-  voting by ballot at the Annual Meeting.

     VOTING AT THE ANNUAL MEETING
     The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you have already voted your shares by mail, telephone or Internet, there is no need to vote again at the Meeting unless you wish to change your vote. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.
     All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted for the election of directors and against shareholder proposals 2 and 3.

     CONSOLIDATION OF YOUR VOTE
     You will receive only one proxy card for all the shares you hold in your name, in the Employees' Savings Plan and in the Employee Stock Ownership Plan.
     If you are a Gillette employee who currently has shares in the Employees' Savings Plan, Gillette Canada Inc. Retirement Income Savings Plan, Employee Stock Ownership Plan or Global Employee Stock Ownership Plan, you are entitled to give voting instructions for the shares held in your account. Your proxy card will serve as a voting instruction card for the plans' trustees.
     If you do not vote your shares or specify your voting instructions on your proxy card, the plans' trustees will vote your shares in the same proportion as the shares for which voting instructions have been received from other participants of each plan. To allow sufficient time for voting by the plans' trustees, your voting instructions must be received by May 8, 2003.

     HOUSEHOLDING INFORMATION
     We have adopted a procedure approved by the Securities and Exchange Commission (SEC) called "householding." Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report and Proxy Statement, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. We believe this procedure provides greater convenience for our shareholders and saves money by reducing the number of duplicate documents.
     Shareholders who participate in householding will continue to receive separate proxy cards. Householding will not affect dividend check mailings.
     If you and other shareholders of record with whom you share an address currently receive multiple copies of our Annual Report and Proxy Statement, or if you hold stock in more than one account and wish to receive only a single copy of the Annual Report and Proxy Statement, please contact ADP, Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or call toll-free (800) 542-1061.
     If you participate in householding and wish to revoke your consent and receive separate copies of future Annual Reports and Proxy Statements, please contact ADP as described above.

     LIST OF SHAREHOLDERS
     The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and, for 10 days prior to the Meeting, at the office of the Secretary of the Company, Prudential Tower Building, Boston, Massachusetts.

     VOTING REQUIREMENTS
     The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.
     Election of directors. A plurality of the votes cast is required for the election of directors. This means that the nominees with the most votes are elected.

     Under New York Stock Exchange rules, if you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors even if the broker does not receive voting instructions from you.
     Shareholder Proposals. An affirmative majority of the votes represented at the Meeting must be cast in favor of proposals 2 and 3 for approval. Brokers are not permitted to vote your shares on these proposals without receiving voting instructions from you. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the outcome of proposals 2 and 3.
     Voting on Other Matters. If other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we did not know of any other matters to be presented at the Annual Meeting.

     COST OF PROXY SOLICITATION
     We pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. We have hired Georgeson Shareholder Communications Inc., a proxy solicitation firm, to distribute and solicit proxies. We will pay Georgeson a fee of $18,000, plus reasonable expenses, for these services.

     SHAREHOLDER ACCOUNT MAINTENANCE
     Our Transfer Agent is The Bank of New York. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer shares of common stock and similar issues, can be handled by calling the Bank's toll-free number, 1-888-218-2841, or by e-mail at shareowner-svcs@bankofny.com.
     In addition, you can access your account through The Bank of New York's web site. To access your account on the Internet, visit www.stockbny.com.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of holdings and transactions in Gillette shares with the Securities and Exchange Commission and the New York Stock Exchange. Based on our records and other information, we believe that in 2002 our directors and executive officers met all applicable Securities and Exchange Commission filing requirements, except as described below.
     On one occasion, Carol R. Goldberg, a director who retired in May 2002, filed a late report covering the exercise of a stock option.

Governance of the Company

     GILLETTE'S COMMITMENT TO CORPORATE GOVERNANCE BEST PRACTICES
     Our Board of Directors strongly believes that good corporate governance practices lead to successful business performance. Over the past two years, we have adopted many noteworthy changes to our corporate governance practices. Most of these changes were put into place before the New York Stock Exchange and the Securities and Exchange Commission published their proposed standards and rules. We continually seek out best practices as a means to ensure a high level of performance from the Board and the senior management team. Our commitment is to be a leader in good, effective corporate governance.

     ROLE OF THE BOARD OF DIRECTORS
     The business, property and affairs of the Company are managed by or under the direction of our Board of Directors. Specific responsibilities of the Board include:
- reviewing the annual budget and operational plan;
- reviewing the long-term Strategic Growth Plan and monitoring the progress of the Company against the plan;
- developing succession plans for the Chief Executive Officer and other key executive officers;
- establishing performance standards for the Chief Executive Officer and other key executive officers;
- evaluating the performance and approving the compensation of the Chief Executive Officer and other key officers in accordance with the Board's "pay for performance" policy; and
- setting a high ethical standard for the entire Company.

     BOARD INDEPENDENCE
     Ten of the 12 members of our Board of Directors are independent. Our Audit, Compensation, Finance and Nominating and Corporate Governance Committees are composed entirely of independent directors. By independent, we mean that a director has not for at least the past five years:
- been employed by the Company or any of its affiliates;
- been affiliated with our independent auditor;
- been part of an interlocking directorate;
- provided legal, consulting, investment banking, accounting or other professional services to the Company and is not a director, general partner, executive officer or significant equity holder of any such firm;
- been a director, executive officer, general partner or significant equity holder of a customer or supplier of the Company for which annual payments exceed 1% of such company's annual revenues;
- been an employee, officer or director of a nonprofit organization that has received grants or endowments from the Company in annual amounts exceeding $60,000, exclusive of contributions made under the Company's Matching Gifts Program; or
- had an immediate family member who fails to meet one of the above criteria.

It is our intention that the Board will at all times be composed of a substantial majority of independent directors.

     BOARD DIVERSITY
     Our Board is composed of 12 directors, of whom two are women, three are from minority groups and three reside outside of the United States.

     BOARD EXPERTISE AND VALUES
     Our Board members are selected from candidates who meet the following minimum criteria:
- are well regarded in the community, with a long-term reputation for the highest ethical and moral standards;
- have good common sense and judgment;
- have a positive record of accomplishment in present and prior positions;
- if on other boards, have an excellent reputation for preparation, attendance, participation, interest and initiative;
- have business and/or professional knowledge and experience relevant to Company and shareholder goals and perspectives; and
- have the time, energy and willingness to become involved in the Company and its future.

     NONEMPLOYEE DIRECTOR COMPENSATION AND STOCK OWNERSHIP
     Annual Board Retainer Fees. Nonemployee directors receive an annual retainer fee of $75,000 per year. In addition, the chair of a Committee receives an additional $5,000 per year. The chair of the Audit Committee receives the chair fee of $5,000, plus an additional $10,000. To foster a long-term commitment to the Company, the directors are required to defer half of their annual retainer fee into stock units (phantom stock) and may choose to defer any portion of their remaining retainer(s) into cash and/or stock units. Each stock unit is equal in value to a share of Gillette's common stock. The value of the deferred units increases or decreases with the market value of the stock.

Stock units receive dividend equivalents in the form of additional stock units. Fees deferred in cash are credited semiannually with interest at a rate equivalent to the average yield on U.S. Treasury Bills on the first trading day of each calendar year. The rate is adjusted annually. All deferred fees are payable in cash at retirement, resignation or a change in control. They cannot be withdrawn in advance. At the time of deferral, a director may elect to take the deferred payment either in a lump sum or in annual installments over a period of up to 10 years.
     Stock Options. Each nonemployee director annually receives a nonincentive stock option to purchase 5,000 shares of common stock on the second business day after the Annual Meeting. These option awards are nondiscretionary. In 2002, awards were granted on May 20 at an exercise price of $36.41 per share (the average of the high and low trading prices of the common stock on that date). The options become exercisable in one-third increments over the first three anniversaries of the award. The option becomes immediately exercisable upon death, retirement or a change in control. The options remain exercisable for 10 years while the director serves on the Board. If a nonemployee director leaves the Board after reaching age 65 or serving five or more years, the option can be exercised for the remaining life of the option. In the event of death, the exercise period will be the lesser of three years or the remaining life of the option.
     Other Compensation. No other cash or equity compensation is paid to our directors. The Pension Plan for directors was terminated in 1996. Directors are eligible to participate in the Company's Matching Gifts Program.
     During 2002, Mr. Jacobi received director fees totaling $4,768 for his services as a director of Braun GmbH, a Gillette subsidiary.
     Stock Ownership. Each director must own the equivalent of at least 1,000 shares of the Company's common stock. That requirement may be met with common stock and/or the stock units described above, but not with stock options. More specific information regarding the directors' stock ownership can be found in the Stock Ownership Table on page 10.

     BOARD EVALUATION AND EDUCATION

     Each year, our Board of Directors evaluates its effectiveness and the effectiveness of its Committees. Many of the changes that we make to our governance practices result directly from these evaluations. Our Board views its self-evaluation as a continual process designed to achieve high levels of Board performance in a number of critical areas. Among the areas evaluated are the Board's responsiveness to shareholders and the effectiveness of the Board in setting high ethical standards.
     Our continuing education program for directors is designed to supplement our Board's expertise and to improve the Board's effectiveness.

     BOARD MEETINGS
     The Board of Directors met six times during 2002. The Chairman of the Board sets the agenda for each meeting, but any director may ask for items to be included. Each meeting includes an executive session of the independent directors.
     Annually, the Board elects the lead director who chairs the executive sessions of independent directors. The lead director currently is Warren E. Buffett.
     Members of our Board are kept informed of the business outside of Board meetings through informal discussions with the Chief Executive Officer and other officers, by reviewing materials sent to them in advance of meetings and by visiting our offices and plants. Advance materials sent to the Board include prior minutes, agendas, financial reports, presentation materials, media and analyst reports, as well as other information intended to enable the directors to prepare in advance and use meeting time as productively as possible.

     CHAIRMAN AND CEO POSITIONS
     The Company's bylaws permit the positions of Chairman of the Board and Chief Executive Officer to be held by separate persons or by one person. The Board does not have a position on whether the roles should be performed by different individuals and makes the determination on a case-by-case basis. Currently, the Board has determined that it is better for Mr. Kilts to serve in both positions.

     COMMITTEES AND MEETINGS
     During 2002, the Board of Directors had five standing committees: Audit, Compensation, Executive, Finance, and Nominating and Corporate Governance.

     The table below provides membership information for each of the Board's committees.

                                                                     Nominating and
                                                                          Corporate
Name                   Audit   Compensation   Executive*   Finance       Governance
----                   -----   ------------   ----------   -------   --------------
Warren E. Buffett                                 X**                       X
Wilbur H. Gantz                     X                                       X**
Michael B. Gifford       X**                                  X
Ray J. Groves            X                                    X
Dennis F. Hightower                 X             X
Herbert H. Jacobi                   X                         X**
Nancy J. Karch           X                                                  X
James M. Kilts                                    X
Jorge Paulo Lemann       X                                                  X
Richard R. Pivirotto                X**           X
Marjorie M. Yang                    X                         X
2002 Meetings            7          5             3           6             3

 *The Executive Committee was eliminated effective April 2003.
**Chair

     While each Committee has its own Charter and designated responsibilities, the Committees act on behalf of the entire Board. The Committees regularly report on their activities to the entire Board, and all Board members receive copies of each Committee's minutes and agendas. The entire Board deliberates on any matter of material significance.
     During 2002, all of our directors, with the exception of Marjorie Yang, attended at least 75 percent or more of the regularly scheduled meetings of the Board and Board Committees on which they served. The average attendance of directors at all meetings during the year was 94 percent.

     The Audit Committee: Under the terms of its Charter, the Audit Committee meets at least four times a year and is responsible for the annual appointment of the independent auditor and oversight of the financial reporting process. Specifically, the Committee is responsible for:
- monitoring the Company's internal controls over the financial reporting process;
- monitoring the audit of the Company's consolidated financial statements and report thereon by the independent auditor;
- appointing or terminating the engagement of the independent auditor, determining the compensation of the independent auditor, and evaluating the quality and independence of the independent auditor;
- overseeing the assessment of the Company's risks and risk controls;
- overseeing the Company's internal audit function;
- pre-approving all services by the independent auditor; and
- discussing earnings releases, as well as financial information provided to ratings agencies.
     A copy of the revised Audit Committee Charter is attached as Exhibit A to this Proxy Statement.

     The Compensation Committee: Under the terms of its Charter, the Compensation Committee meets at least four times annually and is responsible for overseeing the areas of compensation and benefits. Specifically, the Committee is responsible for:
- approving the compensation of the Company's Executive Officers, including awards of stock options, bonuses and other incentives;
- recommending the compensation for Board members;
- reviewing the competitive position of, and approving changes to, the plans, systems and practices of the Company relating to compensation and benefits;
- reviewing the financial performance and operations of the major benefit plans, based on the recommendations of management;
- administering the Company's stock option plan, stock equivalent unit plan and other executive incentive plans;

- making nonmaterial changes to the stock option plan; and
- developing succession plans for the CEO and executive officers.

     The Executive Committee: Under the terms of its Charter, the Executive Committee was required to meet at least twice annually and was responsible for:
- developing the succession plan for the position of Chief Executive Officer;
- annually reviewing a report on compliance with the Company's policies;
- recommending Committee assignments;
- developing the Company's positions on significant, public policy issues; and
- exercising the power and authority of the Board of Directors between Board meetings.
     In March 2003, the Board voted to eliminate the Executive Committee, effective April 2003. Executive Committee responsibilities were transferred as follows: recommending Committee assignments was transferred to the Nominating and Corporate Governance Committee; developing CEO succession planning was transferred to the Compensation Committee; and overseeing compliance with the Company's policies was transferred to the Audit Committee.

     The Finance Committee: Under the terms of its Charter, the Finance Committee meets at least twice annually and is responsible for the oversight of the Company's financing operations. Specifically, the Committee is responsible for:
- approving the Company's financial policies;
- approving the Company's risk management policies;
- reviewing stock repurchase programs;
- reviewing the Company's dividend policy;
- approving any borrowing of funds by the Company;
- approving certain capital investments and divestitures and reviewing larger capital projects;
- conducting post-audits of major capital expenditures;
- reviewing the Company's financial condition; and
- reviewing the Company's tax strategy.

     The Nominating and Corporate Governance Committee: Under the terms of its Charter, the Nominating and Corporate Governance Committee meets at least twice annually and is responsible for the nomination of directors and the Company's corporate governance practices. Specifically, the Committee is responsible for:
- establishing the qualifications for membership on the Board;
- recommending director nominees to the Board;
- evaluating the performance of the Chief Executive Officer against predetermined standards;
- evaluating the effectiveness of the Board and recommending to the Board ways to improve the corporate governance of the Company;
- recommending to the Board ways to enhance services to, and improve communications and relations with, the Company's shareholders; and
- reviewing and recommending to the Board proposed changes to the Company's Certificate of Incorporation or bylaws.
     The Nominating and Corporate Governance Committee considers director nominations from shareholders. They should be submitted in writing to the Chairman of the Committee in care of the Secretary of the Company, no later than 90 days prior to the anniversary date of the prior year's Annual Meeting (before February 14, 2004, for the 2004 Annual Meeting).

     ACCESS TO MANAGEMENT

     Our directors have direct access to members of management. Key members of management attend each Board meeting, and there is frequent interaction between management and the Board.

     INDEPENDENT ADVISORS
     The Board of Directors and its Committees have the authority to hire consultants and advisors at their discretion at the expense of the Company. This authority is particularly important in those cases where the Board or a Committee believes an actual or perceived conflict of interest may exist.

     TERM LIMITS AND LIMITS ON BOARD MEMBERSHIPS
     Our Board of Directors does not believe that one formula fits all and, as a consequence, is opposed to a rigid approach to Board terms and memberships on other boards. Because it often takes two or more years for directors to become thoroughly familiar with a particular business, setting arbitrary limits on Board terms may cause the loss of a highly knowledgeable and effective director. Also, since time constraints vary among individuals, our Board has a similar concern about establishing limits on board memberships. Retired executives, for instance, may have more time to spend on director duties than active CEOs. As an alternative to a fixed rule, we require directors who change their principal occupation or wish to join another board to subject their continuing membership on our Board to review by the Nominating and Corporate Governance Committee.
     A long-standing provision in our Bylaws prohibits directors who have reached the age of 70 from standing for reelection. The one exception is when a third party has a contractual right to nominate a director.

     CORPORATE GOVERNANCE PRINCIPLES, COMMITTEE CHARTERS AND CODES OF CONDUCT The Board of Directors has adopted Corporate Governance Principles and
Committee Charters and sponsors the Company's Financial Code of Ethics for the Chief Executive Officer and financial managers. These documents and other items relating to the governance of the Company can be found on the Company's web site at: http://www.gillette.com/investors/governance.asp.

     The following report is submitted by the Audit Committee.

     AUDIT COMMITTEE REPORT
     The Audit Committee is composed of four "independent" directors as defined by the listing standards of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission. The Board of Directors has determined that Ray J. Groves is an Audit Committee Financial Expert. The Audit Committee's responsibilities are set forth in its written Charter approved by the Board of Directors. The Charter is reviewed annually by the Committee. A copy of the Audit Committee Charter is attached to this Proxy Statement as Exhibit A.
     Management is responsible for the Company's internal controls over the financial reporting process. The independent auditor is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on its audit. The Committee's responsibility is to oversee and monitor these activities on behalf of the Board of Directors. In 2002, the Company's independent auditor was KPMG LLP.
     The Committee held meetings in person or by telephone with management and the independent auditor seven times during the course of the year. Each in-person meeting included an executive session with the independent auditor. Management has represented to us that the Company's consolidated financial statements for the year ended December 31, 2002, were prepared in accordance with generally accepted accounting principles. Management has also advised us that there were no significant deficiencies in the design and operation of the Company's internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data. Management was required to advise the Committee of any instances of fraud relating to employees who have a significant role in the Company's internal controls.
     In order to ensure the completeness of our discussions with the independent auditor, we developed and utilized a formal checklist of questions around management and accounting practices and policies to aid in our oversight activities.
     We reviewed the audited consolidated financial statements with both management and the independent auditor and discussed with them the quality, not just the acceptability, of the accounting principles that were followed and the clarity of disclosures in, and the presentation of, the financial statements. We also discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61. These matters include any significant adjustments recorded or proposed by the independent auditor, management judgments and accounting estimates, significant new accounting policies and disagreements with management, if any. We have also reviewed with the independent auditor the Company's critical accounting policies and practices, and alternative treatments of financial information.
     We also received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1 and discussed with the independent auditor the firm's independence and objectivity.
     We received the following information concerning the fees of the independent auditor for the years ended December 31, 2002 and 2001, and have determined that the provision of these services is compatible with maintaining the independence of the independent auditor:

                                                          2002             2001
--------------------------------------------------------------------------------
(millions)
Audit Services(1)                                        $ 4.64           $ 4.51
Audit-Related Fees(2)                                       .51             1.58
Tax Services(3)                                            5.44             3.46
All Other Fees                                              .24              .24
                                                         ------           ------
  Total                                                  $10.83           $ 9.79
                                                         ======           ======

(1) Includes statutory audits, comfort letters, consents and review of filings with the SEC.

(2) Includes employee benefit plan audits, due diligence related to mergers, acquisitions and divestitures, audits related to acquisitions, and consultation on financial accounting and reporting standards.

(3) Includes tax compliance and tax consultation and planning.

     In addition to meetings with management and the independent auditor, we met several times with the Company's internal auditor to review staffing, the internal audit plan, reports on key audits and reports on the effectiveness of internal financial controls. In 2002, the Company outsourced its internal audit function to Deloitte & Touche LLP.
     Based on the foregoing, we have recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, which was filed with the Securities and Exchange Commission.

By the Audit Committee:
Michael B. Gifford (Chairman)
Ray J. Groves
Nancy J. Karch
Jorge Paulo Lemann

     INDEPENDENT AUDITOR
     The Audit Committee has appointed KPMG LLP to be the Company's independent auditor for 2003. A representative of KPMG LLP will attend the 2003 Annual Meeting, where he will have the opportunity to make a statement and will answer questions from shareholders.

     COMMUNICATIONS TO THE AUDIT COMMITTEE
     The Audit Committee has established a system to enable employees to communicate directly with the members of the Committee about deficiencies in the Company's internal controls and financial reporting practices. We have established an Integrity Hotline accessible by telephone for this purpose.

     TRANSACTIONS WITH DIRECTORS AND MANAGEMENT
     Berkshire Hathaway Inc.
     Gillette entered into an agreement with Berkshire Hathaway Inc. on July 20, 1989. Under the agreement, Berkshire Hathaway purchased $600 million of Gillette's convertible preferred stock, which was converted to common stock in 1991. At the time of the agreement, management consulted with independent advisors concerning the terms of the agreement and determined that the terms were fair to Gillette. In light of Warren Buffett's decision to step down from the Board after the Annual Meeting of Shareholders in May 2003, Gillette and Berkshire Hathaway amended the agreement as follows:
- The time period for Gillette to exercise its right of first offer in the event Berkshire Hathaway wishes to sell its Gillette stock in a market transaction, other than in response to a tender or exchange offer, has been reduced from 10 business days to three business days.
- If Gillette does not exercise its right of first offer, Berkshire Hathaway can sell the offered stock at any price during the ensuing 90 days, provided that Berkshire Hathaway is not aware that the ultimate beneficial owner of the stock being sold is a person or group which, as a result of the sale (other than in a tender or exchange offer), will own more than 3% of Gillette stock.
- There is an overall limit on sales by Berkshire Hathaway of no more than 3% of Gillette's outstanding stock in any 90-day period, except in a tender or exchange offer.
- Berkshire Hathaway does not have a right to appoint a director.

     During the past fiscal year, Gillette paid $1,411,106 to Executive Jet, Inc., a subsidiary of Berkshire Hathaway, for the cost of Gillette's use of an aircraft.
     During the past fiscal year, the Company and its subsidiaries had no transactions in which any director or any executive officer, or any member of the immediate family of any such director or executive officer, had a material direct or indirect interest reportable under applicable rules of the Securities and Exchange Commission. In the normal course of business, the Company had transactions with other corporations where certain directors are or were executive officers. None of the aforementioned matters was material in amount as to the Company or those corporations.

     SECURITIES OWNERSHIP OF DIRECTORS AND OFFICERS
     The table below shows the number of shares of our common stock beneficially owned as of March 17, 2003, by each of our current directors, each nominee for director and each Named Executive Officer listed in the Summary Compensation Table, as well as the number of shares beneficially owned by all of our directors, nominees for director and executive officers as a group. All individuals have sole voting and investment power over the shares, unless otherwise noted. The table also includes information about stock options and deferred stock and Supplemental Savings Plan units. Deferred stock units represent units credited under the Deferred Compensation Plan for directors, and Supplemental Savings Plan units represent a similar kind of stock equivalent unit held under the Supplemental Savings Plan for employees. Neither type of unit may vote; however, both are included in the table because they represent an additional financial interest that is subject to the same market risk as Gillette's common stock.

                                                                   Supplemental
                                       Shares            Options   Savings Plan
                                 Beneficially        Exercisable   and Deferred
Name                                    Owned(1)  Within 60 Days    Stock Units
-------------------------------------------------------------------------------
W. E. Buffett(2)                   96,002,021             23,667         17,584
C. W. Cramb                            42,761            513,544          8,992
E. F. DeGraan                          92,000          1,028,331         32,617
R. K. Deromedi                              -                  -              -
W. H. Gantz                            15,284             32,332          8,912
M. B. Gifford                           5,288             32,332         12,369
R. J. Groves                            5,079              1,666          2,844
E. A. Haberli                             607             50,000            750
D. F. Hightower                         1,000              7,000          3,499
P. K. Hoffman(3)                       57,882            296,832          6,014
H. H. Jacobi                           38,975             28,332         16,932
N. J. Karch                             1,500                  -          2,678
J. M. Kilts                            46,979          1,716,666          3,131
F. H. Langhammer                            -                  -              -
J. P. Lemann                        1,000,000             16,332          9,905
R. R. Pivirotto                         8,420             41,000         20,996
M. M. Yang                             54,000             12,332          9,759
Directors & Current Executive
  Officers as a Group(4)           97,538,225          5,645,615        171,746

(1) Except as indicated in (2) and (4) below, the total number of shares beneficially owned constitutes less than 1% of the outstanding shares. For the executive officers, the figure includes common stock held under Gillette's broad-based employee benefit plans. Participants may direct the voting of the shares held under the plans and share voting and investment power with the plans' trustees.

(2) 96,000,000 of the shares are owned by insurance subsidiaries of Berkshire Hathaway Inc., a company which Mr. Buffett may be deemed to control. Mr. Buffett shares voting and investment power over the shares, which represent 9.4% of the outstanding common stock.

(3) Mr. Hoffman disclaims beneficial ownership of 4,145 shares.

(4) One executive officer shares voting and investment power over 1,000 shares and disclaims beneficial ownership with regard to 858 of those shares, and three executive officers disclaim beneficial ownership with regard to 2,017 shares. The number of shares beneficially owned by all as a group represents 10.1% of the outstanding common stock.

     FIVE-PERCENT BENEFICIAL OWNERSHIP
     A beneficial owner of stock is a person who has voting power, meaning the power to control voting decisions, or investment power, meaning the power to cause the sale of the stock. This power may be direct, by contract or through other arrangements.
     The following table provides information regarding beneficial owners of more than five percent of the outstanding shares of Gillette common stock.

Name and Address                      Number of Shares    Percent of Class
--------------------------------------------------------------------------
Berkshire Hathaway Inc.(1)               96,000,000              9.4%
1440 Kiewit Plaza
Omaha, Nebraska 68131

FMR Corp.(2)                            100,466,751              9.8%
82 Devonshire Street
Boston, MA 02109

(1) The shares are owned through six subsidiaries of Berkshire Hathaway Inc. One of its subsidiaries, National Indemnity Company of 3024 Harney Street, Omaha, Nebraska 68131, owns 60,000,000 shares, or 5.9% of the outstanding common stock. Warren E. Buffett, a director of Gillette during 2002, and trusts of which he is trustee, but in which he has no financial interest, beneficially own 31.5% of the capital stock of Berkshire Hathaway Inc. His wife, Susan T. Buffett, owns 2.4% of the capital stock of Berkshire Hathaway Inc.

(2) Information with respect to the number of shares held by FMR Corp. is based on a Schedule 13G filed on February 13, 2003, reporting share ownership as of December 31, 2002.

Item 1 - Election of Directors

     The Board of Directors is divided into three classes, with each class consisting of four directors whose terms expire at successive Annual Meetings. Four directors will be elected at the 2003 Annual Meeting to serve for a three-year term expiring at our Annual Meeting in 2006.
     The persons named in the enclosed proxy intend to vote the proxy for the election of each of the four nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees.
     Mr. Buffett and Mr. Pivirotto are retiring from the Board at the Annual Meeting. The Board of Directors has proposed the following nominees for election as directors, with terms expiring in 2006 at the Annual Meeting:
            Roger K. Deromedi
            Dennis F. Hightower
            Herbert H. Jacobi
            Nancy J. Karch
     Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement.
     The Board of Directors unanimously recommends a vote FOR the election of these nominees as directors.
     We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.
     The principal occupation of, and certain other information about, the nominees and other directors whose terms of office continue after the Annual Meeting are set forth on the following pages.

              NOMINEES FOR DIRECTORS FOR TERMS TO EXPIRE IN 2006

[PHOTO]       Roger K. Deromedi, Age 49
              Co-Chief Executive Officer of Kraft Foods Inc. since 2001 and President and Chief Executive Officer of Kraft Foods International, Inc. since April 1999. He has been employed continuously by Kraft Foods Inc. and its subsidiaries and predecessor, General Foods Corporation, in various capacities since 1977, including service as Executive Vice President and General Manager of Kraft's Cheese Division and Executive Vice President and General Manager of its Specialty Products Division. Before assuming his current position, Mr. Deromedi served as Group Vice President, Kraft Foods International, Inc., and President, Asia Pacific, from 1998 until 1999, and President, Western Europe, Kraft Foods International, Inc., from December 1995 until 1998. He is a director of Kraft Foods Inc.

[PHOTO]       Dennis F. Hightower, Age 61 -- Director since 1999
              Retired Chief Executive Officer of Europe Online Networks, S.A. He served in that position from June 2000 to February 2001. He was a Professor of Management at the Harvard University Graduate School of Business Administration from July 1996 through June 2000 and a senior executive with The Walt Disney Company from 1987 to 1996. He was President of Walt Disney Television and Telecommunications and earlier served as President of Disney Consumer Products--Europe, Middle East and Africa. He also served in executive positions with General Electric Company and McKinsey & Company, among others. Mr. Hightower is a director of Domino's, Inc.; Northwest Airlines, Inc.; PanAmSat Corporation; Phillips-Van Heusen Corporation; and The TJX Companies, Inc. He also serves as a trustee of Howard University, Washington, D.C. and Casey Family Programs, Seattle, Washington.

[PHOTO]       Herbert H. Jacobi, Age 68 -- Director since 1981
              Chairman of the Supervisory Board of HSBC Trinkaus & Burkhardt KGaA, a German bank, since 1998. He was Chairman of the Managing Partners of Trinkaus & Burkhardt KGaA from 1981 to 1998. He was a managing partner of Berliner Handels- und Frankfurter Bank from 1977 until 1981 and an Executive Vice President of Chase Manhattan Bank from 1975 to 1977. Mr. Jacobi is a director of Braun GmbH, a Gillette subsidiary; DIC Deutsche Investors' Capital AG; MADAUS AG; and MPCT Solutions Corporation. He is President of German-American Federation Steuben-Schurz e.V. and a member of the Supervisory Board of WILO AG.

[PHOTO]       Nancy J. Karch, Age 55 -- Director since 2002
              Retired Senior Partner of McKinsey & Company, an independent consulting firm. She served in that position from 1988 until her retirement in 2000. She served in various executive capacities at McKinsey since 1974. Ms. Karch is a member of the McKinsey Advisory Council and serves as a director of Liz Claiborne, Inc.; Toys "R" Us, Inc.; and The Corporate Executive Board. She is also on the Board and the Executive Committee of the Westchester Land Trust, a not-for-profit organization.

              DIRECTORS WHOSE TERMS EXPIRE IN 2004

[PHOTO]       Edward F. DeGraan, Age 59 -- Director since 2000
              President and Chief Operating Officer of The Gillette Company. He joined Gillette in 1968 and has served in a variety of manufacturing, technical, marketing and general management positions in nearly all of Gillette's core businesses. He served as Executive Vice President, Duracell North Atlantic Group, from 1996 until his election as Executive Vice President, Global Business Management, Gillette Grooming Products and Duracell, in January 1999. He was Executive Vice President, Global Business Management, from January 2000 - July 2000, when he became President and Chief Operating Officer. Mr. DeGraan served as Acting Chief Executive Officer from October 2000 - February 2001. He serves as a trustee of the National Urban League.

[PHOTO]       Wilbur H. Gantz, Age 65 -- Director since 1992
              Chairman and Chief Executive Officer of Ovation Pharmaceuticals, Inc., a private pharmaceutical company, since September 2002. He formerly served as Chairman of the Board and Chief Executive Officer of PathoGenesis Corporation, a biopharmaceutical company, from 1992 to 2000. He served as President of Baxter International, Inc., a manufacturer and marketer of health care products, from 1987 to 1992. He joined Baxter International, Inc. in 1966 and held various management positions prior to becoming its Chief Operating Officer in 1983. Mr. Gantz is a director of The Gambro Company, W.W. Grainger and Company, Harris Bankcorp and Harris Trust and Savings Bank.

[PHOTO]       James M. Kilts, Age 55 -- Director since 2001
              Chairman of the Board and Chief Executive Officer of The Gillette Company since January 2001 and February 2001, respectively. He formerly was President and Chief Executive Officer of Nabisco Group Holdings Corp. from December 1999 until it was acquired in December 2000 by Philip Morris Companies. He was President and Chief Executive Officer of Nabisco Holdings Corp. from January 1998 to December 1999. He was an Executive Vice President, Worldwide Food, Philip Morris, from 1994 to 1997 and served as President of Kraft USA from 1989 to 1994. Before that, he served as President of Kraft Limited in Canada and as Senior Vice President of Kraft International. Mr. Kilts began his career with General Foods Corporation in 1970. He is a director of Delta Air Lines, the May Department Stores Company and the Whirlpool Corporation, and is Vice Chairman of the Board of Directors of The Grocery Manufacturers of America. He also serves on the Board of Trustees of Knox College, is Chairman of the Advisory Council of the University of Chicago Graduate School of Business and is a director of International Executive Service Corps.

[PHOTO]       Jorge Paulo Lemann, Age 63 -- Director since 1998
              General Partner of GP Investimentos, a buyout and restructuring firm. He founded and was a Senior Partner of Banco de Investimentos Garantia S.A., a Brazilian investment bank, from 1976 to 1998. He is a director and controlling stockholder of AmBev American Beverage Co., Brazil's largest brewery. He is a director of Lojas Americanas S.A., a Brazilian discount department store chain, and Utor Investimentos e Participacoes Ltda. Mr. Lemann is also a director of Fundacao Estudar, a provider of scholarships to needy students, and Swiss Re. Mr. Lemann is Chairman of the Latin American Advisory Committee of the New York Stock Exchange and an International Advisory Board Member of both Daimler-Chrysler and Credit Suisse Group.

              DIRECTORS WHOSE TERMS EXPIRE IN 2005

[PHOTO]       Michael B. Gifford, Age 67 -- Director since 1993
              Retired Managing Director and Chief Executive Officer of The Rank Organisation Plc., London, England, a leisure and entertainment company. He served as Chairman of the Board of Danka Business Systems Plc from March 2001 to January 2002 and as Danka's interim Chief Executive Officer from October 2000 to February 2001. From 1983 to 1996, he was Managing Director and Chief Executive of The Rank Organisation Plc. He was Finance Director of Cadbury Schweppes Plc from 1978 to 1983 and Chief Executive of Cadbury Schweppes Australia from 1975 to 1978. He is a director of Danka Business Systems Plc.

[PHOTO]       Ray J. Groves, Age 67 -- Director since 2002
              President and Chief Executive Officer of Marsh Inc. since January 2003, and a director of its parent company, Marsh & McLennan Companies, Inc. since 1994. He served as President and Chief Operating Officer of Marsh Inc. from October 2001 to January 2003. He served as Chairman of Legg Mason Merchant Banking, Inc. from 1995 to 2001. He retired in 1994 from Ernst & Young, where he had held numerous positions for 37 years, including the last 17 years as Chairman and Chief Executive Officer. He is a director of Boston Scientific Corporation and Electronic Data Systems Corporation. He is a member of the Council on Foreign Relations. He is also a managing director, treasurer and secretary of the Metropolitan Opera Association and a director of The Ohio State University Foundation.

[PHOTO]       Fred H. Langhammer, Age 59
              Chief Executive Officer of The Estee Lauder Companies Inc. since 2000 and President since 1995. He was Chief Operating Officer from 1985 through 1999. Mr. Langhammer joined The Estee Lauder Companies in 1975 as President of its operations in Japan and, in 1982, he was appointed Managing Director of the Company's operations in Germany. He is a member of the Board of Directors of Inditex S.A., an apparel manufacturer and retailer; The Cosmetic, Toiletry and Fragrance Association; the German American Chamber of Commerce, Inc.; and Chairman of the American Institute for Contemporary German Studies at Johns Hopkins University. He is also a Senior Fellow of the Foreign Policy Association and a Director of the Japan Society.

[PHOTO]       Marjorie M. Yang, Age 50 -- Director since 1998
              Chairman and Chief Executive Officer of Esquel Group, a leading textile and garment manufacturer headquartered in Hong Kong. She has held various management positions within the Esquel Group since joining the company in 1978. She is a director of BlueDot Capital Pte. Ltd., Pacific Century Regional Development, Swire Pacific Limited Hong Kong and Wuxi International Service Pte. Ltd. She is also business advisor to the Chairman of SembCorp Industries Ltd. of Singapore, Director of Associates of Harvard Business School and a member of the Advisory Board of the MIT/China International Management Education Project.

Item 2 - Shareholder Proposal

     This proposal was submitted by Walden Asset Management, 40 Court Street, Boston, MA 02108, the owner of 54,547 shares of Gillette's common stock. Co-filing the resolution are Christian Brothers Investment Services, Inc., 90 Park Avenue, 29th floor, New York, NY 10016, and Calvert Asset Management Company, Inc., 4550 Montgomery Avenue, Bethesda, MD 20814, the owners of 61,900 and 64,735 shares of Gillette's common stock, respectively.
     Resolved, that the stockholders request that the Board of Directors take the steps necessary to declassify the election of directors by insuring that in the future Board elections directors are elected annually and not by classes as is now provided. The declassification shall be phased in so that it does not affect the unexpired terms of directors previously elected.

     SUPPORTING STATEMENT
     This resolution requests that the Board end the present staggered board system and instead insure that all directors are elected annually. Presently our company has 3 classes of directors, 1/3 elected each year and each director serves a 3-year term.
     However, we believe shareholders should have the opportunity to vote on the performance of the entire Board each year.
     Increasingly, institutional investors are calling for the end of this system, believing it makes a Board less accountable to shareholders when directors do not stand for annual election.
     Significant institutional investors such as California's Public Employees Retirement System, New York City pension funds, New York State pension funds and many others support this position. As a result shareholder resolutions to end this staggered system of voting have received increasingly large votes, averaging over 60% in 2002. Numerous companies have demonstrated leadership by changing this practice.
     We do not believe this reform would destabilize our Company or affect the continuity of director service, in any way. Our directors, like the directors of the overwhelming majority of other public companies, are routinely elected with strong overall shareholder approval.
     We strongly believe that our company's financial performance is linked to its corporate governance policies and procedures and the level of management accountability they impose.
     Therefore, as shareholders concerned about the level of our investment, we're concerned about our Company's current system of electing only one-third of the board of directors each year. We believe this staggering of director terms prevents shareholders from annually registering their views on the performance of the board collectively and each director individually.
     A recent study found that firms with the strongest shareholder rights significantly outperform companies with weaker shareholder rights. A 2001 study of 1,500 firms conducted by researchers at Harvard University and the University of Pennsylvania's Wharton School found a significant positive relationship between greater shareholder rights, including annual election of directors as measured by a governance index, and both firm valuation and performance from 1990 to 1999.
     In addition, we believe the Board should be accountable for our company's record on social and environmental issues at each shareowner's meeting which also necessitates an annual election of directors.
     Most alarming, a staggered board can help insulate directors and senior management from the consequences of poor financial performance by denying shareholders the opportunity to challenge an entire Board which is pursuing failed policies, or not allowing for members of an Audit Committee to be held annually accountable for their performance.
     Please vote for this important governance reform.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE REASONS SET FORTH BELOW.

     The Board of Directors, with the assistance of its professional advisors, has given this proposal extensive consideration, particularly in light of the vote on a similar proposal at last year's Annual Meeting. We have determined that it is not the appropriate time to declassify the Gillette Board.
     We believe that a classified board can be an important part of Gillette's arsenal in resisting a takeover on terms that are not advantageous to all shareholders. Absent a classified board, a potential acquirer could gain control of Gillette by replacing a majority of the Board with its own slate of nominees at a single annual meeting by a simple plurality of the votes cast, and without paying any premium to Gillette's shareholders. We are particularly sensitive to this in light of Gillette's experience with a hostile proxy contest to take control of the Company. A classified board structure enhances the Board's ability to negotiate the best results for shareholders in a takeover situation.
     Our classified Board ensures that a majority of directors at any time will have the prior experience and in-depth knowledge of Gillette to oversee its complex, multinational business. We believe a director's contributions are best measured over several years versus the shorter-run evaluation of annual elections.
     We believe that the benefits of the current classified board structure do not come at the cost of directors' accountability to shareholders. We believe that directors elected to three-year terms are as accountable to shareholders as directors elected annually, and that our directors will uphold their fiduciary duties to Gillette and its shareholders, regardless of the length of their term of office.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL, WHICH IS SET FORTH AS ITEM 2 ON THE ENCLOSED PROXY.

Item 3 - Shareholder Proposal

     This proposal was submitted by the Carpenters Pension and Annuity Funds, 350 Fordham Road, Wilmington, MA 01887, the owner of 9,650 shares of Gillette's common stock.
     Resolved, that the shareholders of Gillette Company ("Company") hereby request that the Company's Board of Directors establish a policy of expensing in the Company's annual income statement the costs of all future stock options issued by the Company.
     Statement of Support: Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report (See: Financial Accounting Standards Board Statement 123). Most companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock options would more accurately reflect a company's operational earnings.
     Stock options are an important component of our Company's executive compensation program. Options have replaced salary and bonuses as the most significant element of executive pay packages at numerous companies. The lack of option expensing can promote excessive use of options in a company's compensation plans, obscure and understate the cost of executive compensation and promote the pursuit of corporate strategies designed to promote short-term stock price rather than long-term corporate value.
     A recent report by Standard & Poor's indicated that the expensing of stock option grant costs would have lowered operational earnings at companies by as much as 10%. "The failure to expense stock option grants has introduced a significant distortion in reported earnings," stated Federal Reserve Board Chairman Alan Greenspan. "Reporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company's worth." Globe and Mail, "Expensing Options Is a Bandwagon Worth Joining," Aug. 16, 2002.

     Warren Buffett wrote in a New York Times Op-Ed piece on July 24, 2002:
               There is a crisis of confidence today about corporate earnings reports and the credibility of chief executives. And it's justified.
               For many years, I've had little confidence in the earnings numbers reported by most corporations. I'm not talking about Enron and
          WorldCom -- examples of outright crookedness. Rather I am referring to the legal, but improper accounting methods used by chief executives to inflate reported earnings . . .
               Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings. Without blushing, almost all C.E.O.'s have told their shareholders that options are cost-free . . .
               When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And if expenses don't belong in the earnings statement, where in the world do they belong?
     Many companies have responded to investors' concerns about their failure to expense stock options. In recent months, more than 100 companies, including such prominent ones as Coca Cola, Washington Post, and General Electric, have decided to expense stock options in order to provide their shareholders more accurate financial statements. We urge your support.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE REASONS SET FORTH BELOW.

     The Board of Directors believes that this proposal is premature. We have publicly announced our support for treating stock options as an expense, but only after the Financial Accounting Standards Board (FASB) issues revised rules requiring option expensing and providing for uniform accounting treatment for the practice.
     Although the issue of expensing stock options has attracted significant interest from the accounting, legal, and investment communities, there are currently multiple standards for valuing options, and no consensus has emerged on the appropriate method for measuring the cost of stock options. We currently report the cost of stock options on a pro forma basis in our financial statement footnotes in accordance with SFAS 123.
     At this time, we believe that we would be placed at a relative disadvantage if we were to expense the cost of stock options when this accounting treatment has not been standardized or widely adopted and is not being generally employed by our competitors. We think that selecting the proper method for option accounting is best left to the SEC and FASB, and that those organizations should adopt standards applicable to all companies. We do not believe our shareholders are best served by adopting an accounting practice that will depress our earnings relative to those of our peer group companies utilizing a methodology that may or may not become the industry standard.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL, WHICH IS SET FORTH AS ITEM 3 ON THE ENCLOSED PROXY.

Executive Compensation

     SUMMARY COMPENSATION TABLE



                                                                                             Long-Term
                                                  Annual Compensation                     Compensation
                              ---------------------------------------------------------   ------------
                                                                                          # of Stock
                                                                        Other Annual         Options      All Other
Name and Principal Position     Year     Salary            Bonus        Compensation(1)      Awarded   Compensation(2)
----------------------------------------------------------------------------------------------------------------------
James M. Kilts                  2002   $1,047,500     $  1,700,000          $276,333         700,000       $204,600
Chairman and CEO                2001     947,917         1,250,000           337,916       2,650,000        252,146

Edward F. DeGraan               2002     849,000         1,272,000(3)              -         200,000        119,948
President and COO               2001     789,375           350,000                 -         475,000         96,697
                                2000     642,083           715,000                 -         180,000         54,922

Charles W. Cramb                2002     586,000           420,000                 -         120,000         50,020
Senior Vice President           2001     550,000           200,000                 -         185,000         49,955
                                2000     512,500           350,000                 -         110,000         36,431

Peter K. Hoffman                2002     516,000           435,000                 -          95,000         64,207
Vice President                  2001     480,000           135,000                 -         125,000         39,128

Ernst A. Haberli                2002     508,250           400,000            10,100         100,000         66,103
Vice President                  2001      88,542(4)        169,000(4)              -         150,000          3,750

(1) Other Annual Compensation paid to Mr. Kilts includes $130,759 for housing, $116,189 for tax gross-up, $21,287 for personal use of the corporate jet, $4,858 for home security systems and $3,240 for parking. For Mr. Haberli, $10,055 represents taxes reimbursed by the Company relating to nondeductible relocation expenses incurred and $45 represents tax gross-up for insurance premiums.
(2) All Other Compensation includes the following payments or accruals:


                       Savings Match                                     Contribution
                         Equivalents        Company        Executive      Under Estate           Estate
                         on Deferred       Match to   Life Insurance     Preservation          Planning
                               Bonus   Savings Plan         Premiums(i)          Plan(ii)       Service(iii)
                       -------------   ------------   --------------     ------------         ---------
James M. Kilts            $102,000       $ 62,850         $24,750           $   --              $15,000
Edward F. DeGraan               --        101,940           5,474            7,534                5,000
Charles W. Cramb                --         47,160           2,860               --                   --
Peter K. Hoffman            26,100         30,960           2,147               --                5,000
Ernst A. Haberli            24,000         33,135           2,114               54                6,800

(i) Value of premiums paid by Gillette during 2002 under the Executive Life Insurance Program. The program provides Company-paid coverage during employment equal to four times annual salary. During retirement, a death benefit equal to the executive's final annual salary continues in effect. Mr. Kilts has waived participation in Gillette's Executive Life Insurance Program. Instead, Gillette pays premiums for Mr. Kilts and his wife on existing term life insurance policies.
(ii) The named executives are eligible to participate in a Gillette-sponsored Estate Preservation Plan. Gillette and the executive officers share equally the cost of a $1,000,000 life insurance policy payable on the death of the survivor of each executive and his or her spouse. Gillette contributes its share of the premiums during the first five years of the policy and recovers its contribution at the end of a 15-year period, or if earlier, when the survivor of the executive and the executive's spouse dies. The contribution made on behalf of Mr. DeGraan preceded the effective date of the Sarbanes-Oxley Act of 2002. In response to the uncertainty created by Section 402 of that Act, the Company intends to limit contributions made on behalf of its executive officers to policy maintenance costs and will make such contributions on a nonrecoverable basis. The amount reported for Mr. Haberli represents such contributions.
(iii) The named executives are eligible to receive an annual reimbursement for estate tax planning services, not to exceed $5,000. In the case of Mr. Kilts, the amount is $15,000 annually, and in the case of Mr. Haberli, the amount is $7,500 annually.
(3) Includes a $500,000 bonus awarded by the Board on January 19, 2001, and vesting on January 19, 2002, as an incentive for him to remain as President and COO through January 19, 2002.
(4) Amounts include three months' salary and a signing bonus in connection with his employment in October 2001.

     TOTAL OPTIONS EXERCISED IN 2002 AND YEAR-END VALUES
     This table gives information for options exercised by each of the Named Executive Officers in 2002 and the value (stock price less exercise price) of the remaining options held by those executive officers at year- end, using the average ($30.21) of the high and low trading prices of our common stock on December 31, 2002.

                                                    Number of Securities          Value of Unexercised
                                                  Underlying Unexercised          In-The-Money Options
                                                Options Held at 12/31/02                   at 12/31/02
                                             ---------------------------   ---------------------------
                    # of Shares
                       Acquired      Value
Name                on Exercise   Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
------------------------------------------------------------------------------------------------------
Mr. Kilts                  --     $    --     1,216,666      2,133,334      $  422,499      $845,001
Mr. DeGraan            32,000     810,800       878,330        526,670       1,591,172       236,668
Mr. Cramb               8,000     191,454       500,114        280,002         523,013       156,000
Mr. Hoffman                --          --       285,166        198,334         601,030       117,000
Mr. Haberli                --          --        50,000        200,000              --            --

     OPTION GRANTS IN 2002
     This table shows all options to purchase our common stock granted to each of our Named Executive Officers in 2002 and the award date present value for each option using a Black-Scholes option pricing model.

                                                                                           Award Date
                                          Individual Awards                                     Value
                -----------------------------------------------------------------   -----------------
                                    % of Total
                Number of      Options Awarded
                  Options         to Employees        Per Share                        Award Date
Name              Awarded(1)           in 2002   Exercise Price   Expiration Date   Present Value(2)
---------------------------------------------------------------------------------   -----------------
Mr. Kilts          700,000            4.9%          $  35.58          6/20/12          $7,847,000
Mr. DeGraan        200,000            1.4%             35.58          6/20/12           2,242,000
Mr. Cramb          120,000             .8%             35.58          6/20/12           1,345,200
Mr. Hoffman         95,000             .6%             35.58          6/20/12           1,064,950
Mr. Haberli        100,000             .7%             35.58          6/20/12           1,121,000

(1) Option awards in 2002 were made under the 1971 Stock Option Plan. The material terms of these grants are:
    - Awards consist of a combination of incentive (subject to limitations imposed by U.S. tax law) and nonincentive stock options.
    - Exercise price is the average of the high and low trading prices of the common stock on the date of award.
    - Options become exercisable in one-third increments at the first three anniversaries of the award. Options become immediately exercisable upon retirement, death or disability.
    - Options remain exercisable for 10 years from the date of award during employment. The postretirement exercise period for employees is the remaining life of the option in the case of retirement and the lesser of three years or the remaining term of the option in the event of death or disability. In the event of a change in control, options not otherwise exercisable at termination of employment become immediately exercisable, and if the participant's employment is terminated (other than for cause) within two years thereafter, the exercise period is the lesser of two years or the remaining term of the option.
(2) The award date present value for each option was determined using a Black-Scholes option pricing model. The principal assumptions used in the model were:

                  Expiration Date                   6/20/12
                  -----------------------------------------
                  Stock Price Volatility              33.1%
                  Dividend Yield                       1.8%
                  Risk Free Rate of Return             4.2%
                  Expected Life in Years                5.5

     The model generates a theoretical value based on the assumptions and is not intended to predict future prices of the stock. There is no assurance that these values or any other value will be achieved. The actual value will be dependent upon:
- The performance of Gillette as reflected in the future price of the stock.
- Continued employment with Gillette.

     RETIREMENT PLAN TABLE

                                               Annual Pension*
                               -----------------------------------------------
Average Annual Compensation
Used as Basis for                  15 Years       20 Years    25 Years or More
Computing Pension                of Service     of Service          of Service
------------------------------------------------------------------------------
$  800,000                        $240,000       $ 320,000      $  400,000
 1,200,000                         360,000         480,000         600,000
 1,600,000                         480,000         640,000         800,000
 2,000,000                         600,000         800,000       1,000,000
 2,400,000                         720,000         960,000       1,200,000
 3,000,000                         900,000       1,200,000       1,500,000

* Before Social Security offset.

     The table above shows an estimate of the total annual pension benefits payable in the form of a straight-life annuity for employees who retire at or after age 65 under the Retirement Plan and Supplemental Retirement Plan.
     After the Retirement Plan was adopted, changes in the law limited the amount of benefits that could be paid under tax-qualified plans. As permitted by law, we adopted the Supplemental Retirement Plan for the payment of amounts to employees who may be affected by those limitations, so that, in general, total benefits will continue to be calculated on the original basis.
     In general, the benefit upon retirement at or after age 65 with 25 years or more of service is equal to 50% of the employee's average annual compensation, minus 75% of primary Social Security benefits. Average annual compensation is an employee's salary and bonus, as defined in the Plan, for the highest-paid five calendar years during the last 10 full calendar years of employment. A benefit becomes payable at retirement for employees with at least 5 years of service.
     As of December 31, 2002, the Named Executive Officers had the following years of service under the Retirement Plans: Mr. Kilts, 2 years; Mr. DeGraan, 33 years; Mr. Cramb, 33 years; Mr. Hoffman, 31 years; and Mr. Haberli, 1 year.
     In addition to his participation in the Company's Retirement Plans, Mr. Kilts, under the terms of his employment contract, is entitled to receive a pension from the Company, the principal terms of which are described on page 21. Mr. Kilts' annual pension benefits, estimated below, would be offset by any amounts payable to him under the Company's Retirement Plans.

36-Month                                                   10 Years
Average Annual Compensation      3 Years      5 Years      (Maximum)
----------------------------------------------------------------------
$1,500,000                      $225,000     $375,000     $  750,000
 2,000,000                       300,000      500,000      1,000,000
 2,500,000                       375,000      625,000      1,250,000
 3,000,000                       450,000      750,000      1,500,000

     EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
     AND CHANGE-IN-CONTROL ARRANGEMENTS
     In connection with Mr. Kilts' appointment as Chairman of the Board of Directors and Chief Executive Officer, he and Gillette signed a renewable three-year employment agreement, effective January 19, 2001. The terms of the agreement provided for Mr. Kilts to receive an annual base salary of no less than $1 million and a bonus during the year 2001 of at least 100% of base salary, prorated for the portion of the year he was employed. He was paid a signing bonus of $250,000. For future years, he is eligible for an annual target bonus opportunity of not less than 100%, nor more than 200%, of base pay, if the performance goals for the relevant year are met.

     At the time he was hired, the Board awarded Mr. Kilts options to purchase two million shares of Gillette common stock at an exercise price of $34.16 per share (the average of the high and low trading prices on the award date) on substantially similar terms to those granted under the 1971 Stock Option Plan, except that one-quarter of these options vested immediately, and the remainder vest in one-third increments annually over a three-year period. Under the terms of Mr. Kilts' employment agreement, Gillette awarded Mr. Kilts an option on 650,000 shares under the 1971 Stock Option Plan in June 2001 and is obligated to make option awards of not less than 650,000 shares in 2002 and 2003. In June 2002, he was awarded an option on 700,000 shares.
     Pursuant to the agreement, at the time of his employment, Mr. Kilts purchased 29,274 shares of Gillette's common stock at a price of $34.16 per share, or $1 million in total. He agreed to hold these shares for a period of not less than three years, or his earlier termination of employment.
     In addition, Mr. Kilts participates in employee welfare and benefit plans and is provided housing, certain executive perquisites, transportation and home security systems.
     Mr. Kilts will be entitled to receive a pension, starting when his employment ends (for reasons other than cause), of five percent of his final average compensation (determined on the basis of a consecutive 36-month period) for each year or partial year of employment, up to a maximum of 50 percent of his final average compensation. This pension would be offset by any pension he may otherwise become entitled to under the Company's Retirement Plans.
     The employment agreement provides that if Mr. Kilts' employment is terminated without cause, or if Mr. Kilts terminates his employment for good reason, he will be entitled to receive a prorated annual incentive bonus for the year of termination and a lump sum equal to the sum of two years' base salary and two times the target bonus for the year of termination. Under these circumstances, he will receive two years' credit for purposes of his pension calculation and be entitled to vesting of any unvested options with an exercise period equal to the lesser of five years or the original term of the options. Options granted beginning in 2002 will remain exercisable for their original term. He will also be subject to a two-year noncompetition agreement.
     In the event of a change in control, change-in-control provisions substantially similiar to those described below will apply to Mr. Kilts except that, in the event his employment is terminated by Gillette without cause within two years following a change in control, his options will remain exercisable through the end of their 10-year terms.
     Mr. DeGraan has a two-year renewable employment agreement providing that in the event his employment is involuntarily terminated for reasons other than cause, disability or death or if he leaves for good reason or elects to leave at the end of the term, in return for certain postemployment protections for the Company, such as noncompetition and nonsolicitation, he will receive severance payments equal to two years' salary and target bonus and, during the covered period, will continue coverage under welfare and benefit plans. This agreement terminates automatically in the event of a change in control.
     The other executive officers named in the Summary Compensation Table also have renewable two-year employment agreements. These agreements provide that in the event the executive's employment is terminated by Gillette for reasons other than cause, disability or death or if the executive leaves for good reason in return for certain protections such as postemployment noncompetition and nonsolicitation, Gillette will pay the executive severance equal to two years' base salary and target bonus and, during the covered period, will continue coverage under welfare and benefit plans. These agreements terminate automatically in the event of a change in control.
     The executive officers named in the Summary Compensation Table have change-in-control agreements. These agreements become operative only upon a change in control of Gillette (as defined in the agreements). After a change in control, each agreement becomes, in effect, a two-year employment agreement providing salary, bonus and other employee benefits at levels not less than those existing prior to the change in control. If the executive terminates employment for "good reason," as defined in the agreement, within the two-year period or voluntarily terminates employment during the 30-day period following the first anniversary of the change in control, the executive is entitled to receive a lump sum severance payment equal to three times the executive's base salary and specified bonus. The executive also is entitled to receive other payments and benefits, including increased pension benefits, continuation of employee welfare benefits, reimbursement of any "parachute" excise tax imposed on payments under the agreements and reimbursement of reasonable legal expenses related to the agreement.

     The following report is submitted by the Compensation Committee.

Compensation Committee Report

     COMPENSATION PHILOSOPHY
     The Board of Directors endorses and promotes a "pay for performance" philosophy.
     We believe that the achievement of the objectives contained in the Company's Strategic Growth Plan will significantly increase the fundamental value of the Company over time. For this reason, we have directly linked the compensation of the Company's executives (a larger group than the Company's Executive Officers) to the achievement of those strategic objectives. Further, we have requested management to refrain from providing quarterly earnings guidance to the financial analysts and others who follow the Company's stock so that the efforts of management will be focused on improving business fundamentals, rather than attaining short-term financial expectations. We believe that the improvements in the Company's financial health and franchise strength reflected by the Strategic Growth Plan will lead to enhanced shareholder returns over time.
     Our compensation program is based on the following principles:
- Individual contributions to growth in the Company's fundamental value must be recognized.
- Highly qualified executives must be attracted and retained.
- Executive compensation must be linked to the achievement of the Company's Strategic Growth Plan.
- A significant portion of an executive's compensation must be subject to market risk.

     PERFORMANCE AGAINST OBJECTIVES
     A substantial percentage of an executive's compensation depends on the level of the executive's achievement of individual objectives. These objectives are assigned at the beginning of each year and are designed to enable the Company to achieve the objectives of the Company's Strategic Growth Plan. They include financial objectives and qualitative factors such as leadership, management development and the quality of execution of business strategies that drive the Company's growth. Each executive is also accountable for compliance with the Company's policies and codes of conduct.

     SALARIES, INCENTIVE BONUSES AND STOCK OPTION AWARDS
     The principal elements of our executive compensation program are salaries, bonuses and stock options. In addition, each executive may participate in Gillette benefit plans such as the Executive Life Insurance Program and Estate Preservation Plan, as well as broad-based plans that include the Employees' Savings and Retirement Plans. Information about these plans and programs during 2002 is found in the Summary Compensation Table on page 18 and the Retirement Plan Table on page 20.
     We approve the salary of each Executive Officer, and all bonus and stock option awards.

     Base Salary
     When determining the appropriate salary of an Executive Officer, we assign a salary range under a system of job evaluation based on the level of responsibility and the executive's qualifications and experience. Annual salary increases are approved within merit and promotional guidelines established in order to maintain the Company's competitive position in the marketplace.

     Annual Bonuses
     At the beginning of each year, we establish, under the Company's Incentive Bonus Plan, a range of growth goals for the Company focusing on growth in earnings per share, return on assets and net sales. The amount we allocate to the Company's annual bonus pool relates directly to the degree to which the annual growth goals are met by the Company.
     We also assign individual bonus targets to each executive based on grade level expressed as a percent of year-end salary. The executive's achievement against each individual objective is converted into a numerical formula for determining the appropriate bonus award. The amount of each executive's annual bonus (which can be higher or lower than his/her target bonus) is a function of the level of achievement of the Company and the executive's business unit and individual objectives.
     Under special provisions of the Plan approved by the shareholders at the 2001 Annual Meeting, bonus awards to the Executive Officers named in the Summary Compensation Table are conditioned upon Gillette's achievement of a minimum net income target that we establish each year. Since this target was exceeded in 2002, bonuses may be paid to those executives up to a prescribed maximum. These bonuses are tax deductible by the Company.
     The Plan also provides that, in the event the Company's growth goals are not met, the Committee may create a reserve bonus pool that can be used for awarding bonuses to employees, other than the executives named in the Summary Compensation Table, who have achieved their individually assigned objectives. If such a pool is created, it will be substantially smaller than the bonus pool established when the Company achieves its growth goals.

     Stock Options
     Stock options are awarded to employees who have demonstrated their ability to contribute to the long-term success of the Company. Stock options encourage these individuals to act as owners of the Company, directly aligning their interests with the interests of the shareholders. We make stock option awards under the 1971 Stock Option Plan on an annual basis, as employment inducements, and at other times, with exercise prices equal to the average of the high and low trading prices of Gillette stock on the date of the award. The number of shares awarded to each executive is based on our assessment of the future potential of the executive to contribute to the growth of the Company and the relative value of stock options, as calculated by the Black-Scholes method, awarded by companies with whom we compete for executive talent.
     The Financial Accounting Standards Board (the "FASB") is currently deliberating whether it should undertake a comprehensive reconsideration of accounting for stock options in light of the recently proposed guidance issued by the International Accounting Standards Board. The Company generally agrees with the concept of recognizing compensation cost based on a fair value approach, but does not intend to adopt such an approach unless there is agreement on standardized rules that are applicable to all companies. The Company believes a uniform rule is necessary to allow investors to make informed comparisons between companies and urges the FASB to complete its rulemaking process this year. The Company will continue to consider other equity-based forms of executive compensation, including performance-based equity linked to indices or other comparable performance criteria.

     REPORT OF COMPENSATION CONSULTANT
     Each year, we review a report prepared by an independent compensation consultant retained by the Committee. That report assesses the appropriateness and competitiveness of the Company's executive compensation program, as well as the compensation paid to each of its executives. While our consultant's report, including comparisons to the compensation practices of other companies or industry segments, is not the determining factor in our review, our consultant's views represent an important element in our evaluation of the Company's executive compensation program. In 2002, we retained Hewitt Associates as our consultant.

     THE COMPANY ACHIEVED ITS OBJECTIVES IN 2002
     The Company achieved and exceeded many of its objectives set for 2002. Notable among those achievements were:
- Sales increased 5% versus 2001.
- Profit from operations increased 21% versus 2001.
- Earnings per share, assuming full dilution, increased 31% versus 2001.
- Accounts receivable were reduced by 18% versus 2001.
- Inventory was reduced by 8% versus 2001.
- Accounts payable increased by 45% versus 2001.
- Return on assets increased by 7 percentage points versus 2001.
- Free cash flow, defined as cash remaining from operations after capital investments, increased significantly versus 2001.
- Eighty-four percent of sales came from brands that led their markets.
     In addition, many other critical objectives were met. Franchise market and share targets were reached. The financial management and planning functions were improved. Implementation was begun on the Functional Excellence program, a multiyear initiative, funded through operations, that is designed to improve capabilities and reduce costs. The effectiveness of the Information Technology function was improved. The Selling, General and Administrative Expenses target was met. Substantial savings and functional improvements in manufacturing and the supply chain function were obtained. Finally, and most importantly, many of the programs designed to transform the Company's culture to a performance-based culture were successfully completed.
     In our view, the executive compensation program contributed significantly to the Company's achievement of its objectives in 2002.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER
     Mr. Kilts' compensation in 2002, including base salary, target bonus and number of stock options, was negotiated as part of his employment agreement at the time he was hired. Prior to entering into this agreement, we engaged consultants to develop a competitive employment offer for Mr. Kilts. They advised us that the compensation and perquisites included in the employment offer were consistent with industry practice. The details of his employment agreement are described on page 20 of this Proxy Statement under the caption, "Employment Contracts, Termination of Employment and Change-In-Control Arrangements," and in the Summary Compensation Table on page 18. Mr. Kilts' compensation is determined in accordance with his employment agreement and the policies described in this report.
     In 2001, the Board created the Nominating and Corporate Governance Committee, composed of four independent directors. The charter for the Committee includes the responsibility for annually evaluating the performance of the Chief Executive Officer.
     When reviewing the CEO's performance, the Nominating and Corporate Governance Committee considers, among other things: personal qualities such as leadership, statesmanship and responsiveness; general management skills such as a global perspective on the business, operating plans and results, strategic thinking and planning, knowledge of the business and preparedness; financial expertise such as value creation, capital planning and communications with the financial and investment communities; and skills involving the effective use of human resources such as developing management talent and creating an effective organization.
     When determining the appropriate compensation for the CEO, we consider the Nominating and Corporate Governance Committee's performance evaluation, the level of achievement of the Company's growth targets and the report of the independent consultant, including its review of the compensation paid to CEOs at companies with whom we compete for executive talent.

     SECTION 162(m) OF THE INTERNAL REVENUE CODE
     This provision of Federal tax law limits the deductibility of compensation paid to the Chief Executive Officer and the next four most highly paid executive officers at the end of each year in which, for any of these covered executives, compensation exceeds $1 million subject to certain exceptions. One of the exceptions is performance-based compensation paid under a plan or arrangement approved by shareholders. Gillette's shareholders have approved both our Incentive Bonus and Stock Option Plans.
     It is our policy generally to design executive compensation to be deductible under Section 162(m). However, we exercise our discretion, consistent with the interests of the shareholders, to award compensation that is not tax deductible for the recruitment and retention of executives.

By the Compensation Committee:

Richard R. Pivirotto (Chairman)
Wilbur H. Gantz
Dennis F. Hightower
Herbert H. Jacobi
Marjorie M. Yang

Gillette Comparative Five-Year Investment Performance

     The following graph compares the total return on $100 invested in Gillette common stock for the five-year period from December 31, 1997, through December 31, 2002, with a similar investment in the Standard & Poor's 500 Stock Index and with the market value weighted returns of a Peer Group Index consisting of eight consumer products companies of similar size that sell products worldwide. The cumulative return includes reinvestment of dividends.

                   [The following data was also represented as
                     a line chart in the printed material.]

                 1997     1998     1999     2000     2001      2002
-------------------------------------------------------------------
Gillette         $100     $ 96     $ 84     $ 75     $ 71      $ 66
Peer Group       $100     $123     $136     $127     $119      $119
S&P 500          $100     $128     $155     $141     $124      $ 97

Peer Group Companies:

Avon Products, Inc.

The Clorox Company

Colgate-Palmolive Company

Energizer Holdings

Kimberly-Clark Corporation

Philips Electronics, N.V

Procter & Gamble Company

Unilever, NV

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders

     Our bylaws, as permitted by the rules of the SEC, establish procedures that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Shareholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an Annual Meeting must be submitted in writing to the Secretary of the Company at our principal executive offices at the Prudential Tower Building, 48th Floor, Boston, MA 02199. The Company must receive a shareholder's notice of intention to introduce a nomination or proposed item of business at the 2004 Annual Meeting no later than February 14, 2004, but no earlier than January 15, 2004. If a shareholder notifies the Company after February 14, 2004, of an intent to present a proposal at the 2004 Annual Meeting, the Company will have the right to exercise its discretionary voting authority with respect to such proposal without including information regarding such proposal in its proxy materials.
     The nomination must contain the following information about the nominee(s):
- name, age, and business and residence addresses;
- principal occupation or employment;
- the number of shares of common stock held by the nominee(s);
- the information that would be required under SEC rules in a Proxy Statement soliciting proxies for the election of such nominee(s) as a director; and
- a signed consent of the nominee(s) to serve as a director of the Company, if elected.
     Notice of a proposed item of business must include:
- a brief description of the substance of, and the reasons for conducting, such business at the Annual Meeting;
- the shareholder's name and address;
- the number of shares of common stock held by the shareholder (with supporting documentation where appropriate); and
- any material interest of the shareholder in such business.
     The Board is not aware of any matters meeting the requirements of the bylaws that are expected to come before the 2003 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.
     The chairman of the meeting may refuse to allow the transaction of any business not raised in compliance with the foregoing procedures.

Directions to Hotel du Pont
11th and Market Streets
Wilmington, Delaware

The Hotel du Pont is located in downtown Wilmington, two hours from New York and Washington, D.C., and one hour from Baltimore. The hotel is just five blocks off I-95, minutes from the train station, and 25 minutes from the Philadelphia International Airport.

    FROM PHILADELPHIA
    1.  Take I-95 South through Chester to Wilmington.
    2.  Follow I-95 South to Exit 7A marked "52 South, Delaware Avenue."
    3. Follow 11th Street in the middle lane through six traffic lights. Hotel du Pont is on the right. Valet parking is available at Hotel entrance. For self-parking, turn left on Orange Street; Car Park is on left.

    FROM BALTIMORE
    1. Follow I-95 North to Wilmington, take Exit 7 marked "Route 52, Delaware Avenue."
    2.  From right lane, take Exit 7 onto Adams Street.
    3.  At the third traffic light, turn right onto 11th Street.
    4. Follow 11th Street in the middle lane through six traffic lights. Hotel du Pont is on the right. Valet parking is available at Hotel entrance. For self-parking, turn left on Orange Street; Car Park is on left.

    FROM NEW JERSEY (NEW JERSEY TURNPIKE)
    1.  Take the New Jersey Turnpike South to Delaware Memorial Bridge.
    2.  After crossing the Delaware Memorial Bridge, follow signs to I-95 North.
    3.  From I-95 North, follow steps 1-4 above.

    Directions from the Airport and Train Station

    FROM THE PHILADELPHIA INTERNATIONAL AIRPORT
    1.  Take I-95 South into Delaware (approximately 15 miles).
    2. Follow I-95 South to Exit 7A marked "52 South, Delaware Avenue." This is 11th Street. The Hotel du Pont is seven blocks ahead, on the right.

    FROM THE WILMINGTON TRAIN STATION
    1. From underneath the railroad tracks on French Street, cross over the Martin Luther King Boulevard to the second light.
    2.  Make a left onto 2nd Street, and follow to Orange Street.
    3.  Make a right onto Orange Street.
    4. Follow Orange Street to 11th Street, and make a right. The Hotel du Pont is on the right at 11th and Market.

Exhibit A - Audit Committee Charter

     A. PURPOSE
     The Audit Committee is appointed by the Board of Directors to (a) assist in its oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the Company's internal audit function and its independent auditor and (b) prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's Proxy Statement.

     B. RESPONSIBILITIES AND DUTIES

      General
1. Review and assess the adequacy of this Charter on an annual basis and submit any proposed amendments to the Board of Directors for approval.
2.  Review and discuss with management and the independent auditor:
    (a) the selection, application and disclosure of critical accounting policies and practices,
    (b) the Company's system of internal controls and policies relating to risk assessment and management,
    (c) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor,
    (d) the effects on the Company's financial statements of regulatory and accounting initiatives,
    (e) any material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and any other relationships of the Company with unconsolidated entities that may have a current or future material effect on the Company's financial statements,
    (f) any pro forma information proposed to be included in the Company's financial statements or any other public disclosure,
    (g) the annual audited financial statements and quarterly financial statements, and the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K and Form 10-Q, and
    (h) the presentation of the financial statements.
3. Recommend to the Board of Directors each year whether or not the audited consolidated financial statements should be included in the Company's Annual Report filed with the Securities and Exchange Commission on Form 10-K.
4. Discuss generally the types of information to be disclosed and the presentation to be made in earnings releases and in financial information and earnings guidance (if any) given to analysts and rating agencies.
5. Discuss policies with respect to risk assessment and risk management and the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.
6. Review with the Company's General Counsel: (a) any legal matter that could have a significant impact on the Company's financial statements and (b) the effectiveness of the Company's compliance program in detecting and preventing violations of law and the Company's codes of conduct.
7. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submissions by employees or contractors of concerns regarding questionable accounting or accounting matters.

     Independent Auditor
1. Retain, oversee and terminate the Company's independent auditor which shall report directly to the Audit Committee, including approval of all engagement fees and terms for the audit and audit-related services, such as comfort letters or statutory audits, and consider the rotation of the independent auditor.
2. Review annually a report by the independent auditor describing: (a) the firm's internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues; and (c) all relationships between the independent auditor and the Company.
3. Taking into consideration the views of the internal auditor and management, annually review and evaluate the qualifications, performance and independence of the independent auditor and the senior members of the independent auditor team (including the rotation of the lead auditor and reviewing partners), including the disclosures of the independent auditor required by Independence Standards Board Standard No.1, and report its findings to the Board.
4. Review and approve the audit fees and any other compensation proposed to be paid to the independent auditor.
5. Pre-approve the retention of the independent auditor for any auditing service or any nonaudit service that is not prohibited under Section 10A (g) of the Securities Exchange Act and the terms of engagement and fee for such service. The Audit Committee may delegate the authority to grant such pre-approvals to one or more designated members of the Audit Committee who are independent directors of the Board of Directors, provided that the decisions made by such member or members to pre-approve an activity shall be presented to the full audit committee at its scheduled meetings.
6. Discuss with the independent auditor any disclosed relationships or services that may affect the objectivity and independence of the independent auditor, including the matters required to be discussed by Statement on Auditing Standards No. 61.
7. Discuss with the independent auditor (a) accounting adjustments that were identified or proposed by the independent auditor and were not implemented,
    (b) communications between the audit team and the firm's national office relating to auditing or accounting issues presented by the engagement, (c) any "management letter" issued or proposed to be issued by the independent auditor to the Company and any other material written communications between the independent auditor and the management, and (d) any issues identified or problems encountered by the independent auditor with management's response to such adjustments, communications or letter, and resolve any disagreements between management and the independent auditor regarding financial reporting.
8.  Review the annual audit plans of the independent auditor.
9. Set clear hiring policies for employees and former employees of the independent auditor.
10. Obtain assurance from the independent auditor that section 10A (b) of the Securities Exchange Act has not been implicated.

     Internal Audit
1. Review the annual audit plans of the Internal Auditor, including any audit plans of audit firms retained to provide internal audit services, to ensure that there is an appropriate control process for reviewing and approving the Company's internal transactions and accounting.
2. Review the responsibilities, organizational structure, budget and qualifications of the internal audit function.
3. Review the reports of the Internal Auditor, including any reports of audit firms retained to provide internal audit services, the plans for corrective actions and the reports on the completion of the corrective actions.

     Financial Reporting Processes
1. Review with management and the independent auditor any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies.
2. Review any significant difficulties reported by the independent auditor in conducting the audit, including any restrictions on the scope of work or access to required information.
3. Review any significant disagreement between management and the independent auditor in connection with the preparation of the financial statements.
4. Review any significant changes in the Company's internal controls or in other factors that could significantly affect these controls.
5. Review the reports of the CEO and CFO (in connection with their required certifications) regarding any significant deficiencies or material weaknesses in the design or operation of internal controls and any fraud that involves management or other employees who have a significant role in the Company's internal controls.

6. Review major issues regarding the adequacy of the Company's internal controls and any special audit steps adopted in light of control deficiencies.
7.  Review the Company's Financial Code of Ethics.

     Other
1. Perform any other activities consistent with this Charter, the Company's bylaws and Certificate of Incorporation, as the Committee or the Board of Directors deems necessary or appropriate.
2.  Report regularly to the Board of Directors.

     C. MEMBERSHIP AND ORGANIZATION
1. The Audit Committee shall consist of at least three members. Each member shall meet the independence, experience and financial literacy requirements in the listing standards of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission, and one member shall qualify as an "Audit Committee Financial Expert" as that term is defined by rules and regulations of the Securities and Exchange Commission.
2. The members of the Committee shall be elected by the Board of Directors at its first meeting following the Annual Meeting of Shareholders and shall serve until the first meeting of the Board of Directors following the Annual Meeting of Shareholders and until their successors are elected or until their earlier death, resignation or removal, with or without cause, in the discretion of the Board. Unless a Chair is elected by the Board of Directors, the members of the Committee shall elect a Chair by majority vote of the full Committee membership.
3.  The Committee may delegate its authority to a subcommittee or subcommittees.
4. The Committee shall promptly inform the Board of the actions taken or issues discussed at its meetings. This will generally take place at the Board meeting following a Committee meeting.

     D. MEETINGS
1. The Committee shall meet four times annually, or more frequently if circumstances dictate. Two members shall constitute a quorum. If a quorum is present, a majority of the members present shall decide any question brought before the Committee. Any member of the Committee may call a meeting of the Committee upon due notice to each other member at least 48 hours prior to the meeting. The Committee shall meet at least each quarter with the Chief Financial Officer (and other members of management, as it deems appropriate), the Internal Auditor and the independent auditor in separate executive sessions.

     E. ADVISORS
1. The Committee shall have the authority, at the expense of the Company, to retain such accounting, legal and other advisors as it shall deem appropriate without Board or management approval.

     F. PERFORMANCE EVALUATIONS
1. The performance of the Committee shall be evaluated annually, which evaluation may be included as part of the Board surveys.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and the Company's policies.

Exhibit B - Nominating and Corporate Governance
            Committee Charter

     1. PURPOSE
     The purpose of the Nominating and Corporate Governance Committee is to identify and recommend to the Board for selection as director nominees individuals qualified to become Board members and to develop and recommend the Company's Corporate Governance Principles.

     2. RESPONSIBILITIES
     The Nominating and Corporate Governance Committee's primary responsibilities include:
- Developing criteria for the selection of new directors, in addition to those provided in the Corporate Governance Principles.
- Identifying and recommending director nominees to the Board for election at each Annual Meeting.
- Recommending appointments to the Board's Committees.
- Setting the Company's policies and criteria to evaluate the Chief Executive Officer's performance and evaluating such performance against those policies and criteria, which will include, among other things: personal qualities such as leadership, statesmanship and responsiveness; general management qualities such as a global perspective on the business, short-term results, strategic thinking and planning, knowledge of the business and preparedness; financial expertise such as value creation, capital planning and communications with the financial and investment communities; and qualities relating to the use of human resources such as developing management talent and creating an effective organization.
- Evaluating the effectiveness of the Board and its Committees and recommending ways to improve the performance of the Board and its Committees.
- Recommending ways to enhance services to, and improve communications and relations with, the Company's shareholders.
- Developing a set of corporate governance principles applicable to the Company. Such principles shall address the following subjects: director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession, and annual performance evaluation of the Board and its Committees.
- Recommending proposed changes to the Company's Certificate of Incorporation and bylaws.
- Reviewing and reassessing this charter and submitting any suggested changes to the Board for review.

     3. MEMBERSHIP AND ORGANIZATION
- The Nominating and Corporate Governance Committee shall consist of at least three members of the Board of Directors as the Board shall from time to time determine. Each member shall be "independent" as that term is defined by the rules of the New York Stock Exchange.
- The members of the Committee shall be elected by the Board of Directors at its first meeting following the Annual Meeting of Shareholders and shall serve until the first meeting of the Board of Directors following the Annual Meeting of Shareholders and until their successors are elected or until their earlier death, resignation or removal, with or without cause, in the discretion of the Board. Unless a Chair is elected by the Board of Directors, the members of the Committee shall elect a Chair by majority vote of the full Committee membership.
- The Committee may delegate its authority to a subcommittee or subcommittees.
- The Committee shall promptly inform the Board of the actions taken or issues discussed at its meetings. This will generally take place at the Board meeting following a Committee meeting.

     4. MEETINGS
     The Committee shall meet three times annually, or more frequently if circumstances dictate. Any member of the Committee may call a meeting of the Committee upon due notice to each other member at least 48 hours prior to the meeting. Two members shall constitute a quorum. If a quorum is present, a majority of the members present shall decide any question brought before the Committee.

     5. ADVISORS
     The Committee shall have the exclusive authority, at the expense of the Company, to retain (including authority to approve fees and other retention terms) any search firms to be used to identify director candidates, and such independent consulting, legal and other advisors as it shall deem appropriate without management approval.

     6. PERFORMANCE REVIEW
     The performance of the Committee shall be evaluated annually, which evaluation may be included as a part of the Board surveys.

     This Charter sets forth the responsibilities and powers of the Nominating and Corporate Governance Committee as delegated by the Board of Directors. The Committee relies to a significant extent on information and advice provided by management and independent advisors. Whenever the Committee takes an action, it exercises its independent judgment on an informed basis that the action is in the best interests of the Company and its shareholders.

[LOGO] The Gillette Company

PRUDENTIAL TOWER BUILDING
BOSTON, MA 02199

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number located below, and then you can follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Indicate your response on your card, sign and date your proxy card, and return it in the postage-paid envelope provided. If the envelope is missing, return it to The Gillette Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                              GLLTTE          KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

======================================================================================================================
THE GILLETTE COMPANY

  Vote on Directors

  1. To elect four directors to serve for three-year terms expiring in 2006.
                                         For  Withhold  For All   To withhold authority to vote, mark "For All Except"
     Nominees: 01) Roger K. Deromedi     All     All    Except    and write the nominee's number on the line below.
               02) Dennis F. Hightower
               03) Herbert H. Jacobi      0       0        0      ____________________________________________________
               04) Nancy J. Karch

  Vote On Proposals                                            For    Against    Abstain

  2. Shareholder Proposal - Declassify the Board of Directors   0         0         0

  3. Shareholder Proposal - Expense Stock Option Awards         0         0         0

  This proxy will be voted as specified by the shareholder, but if no choice is specified, it will be voted FOR the Election of Directors and AGAINST proposals 2 and 3.


                                                   Yes  No
  HOUSEHOLDING ELECTION - Please indicate if
  you consent to receive certain future investor
  communications in a single package per household  0    0

  ----------------------------------------        ------------------------------

  ----------------------------------------        ------------------------------
  Signature [PLEASE SIGN WITHIN BOX]  Date        Signature (Joint Owners)  Date

======================================================================================================================

[LOGO] The Gillette Company                            Prudential Tower Building
                                                       Boston, MA 02199

                  Notice of 2003 Annual Meeting of Shareholders

Time:                10:00 a.m.

Date:                Thursday, May 15, 2003

Place:               Hotel du Pont
                     11th and Market Streets
                     Wilmington, Delaware

Items of Business:   1. To elect four members of the Board of Directors for
                        three-year terms.
                     2. To vote on two shareholder proposals, if the proposals
                        are presented at the Meeting.

Record Date:         You can vote if you were a shareholder of record on
                     March 17, 2003.

By order of the Board of Directors
William J. Mostyn III
Deputy General Counsel and Secretary

Boston, Massachusetts
April 4, 2003

--------------------------------------------------------------------------------

================================================================================

[LOGO] The Gillette Company                            Prudential Tower Building
                                                       Boston, MA 02199

                                      PROXY

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

          The undersigned (a) revokes all prior proxies and appoints and
 P authorizes William J. Mostyn III and Richard K. Willard and each of them with power of substitution, as the Proxy Committee, to vote the stock of
 R the undersigned at the 2003 Annual Meeting of the shareholders of The Gillette Company on May 15, 2003, and any adjournment thereof, as specified
 O on the reverse side of this card on proposals 1, 2 and 3 and, in their discretion, on all other matters incident to the conduct of the meeting
 X and, if applicable, (b) directs, as indicated on the reverse, the voting of the shares allocated to the benefit plan account(s) of the undersigned at
 Y the 2003 Annual Meeting and at any adjournment thereof. Plan shares for which no directions are received will be voted on each issue in proportion to those shares allocated to participant accounts of the same plan for which voting instructions on that issue have been received. Each trustee is authorized to vote in its judgment or to empower the Proxy Committee to vote in accordance with the Proxy Committee's judgment on other matters incident to the conduct of the meeting and any adjournment thereof.

-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
    SIDE      (Important - To be signed and dated on reverse side)       SIDE
-----------                                                          -----------

================================================================================